N-CSR Item 13(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Hermes Equity Funds on behalf of Federated Hermes Kaufmann Fund, Federated Hermes Kaufmann Large Cap Fund, Federated Hermes Kaufmann Small Cap Fund, Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes Strategic Value Dividend Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended April 30, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: June 21, 2024

/s/ J. Christopher Donahue

J. Christopher Donahue

Title: President, Principal Executive Officer

Dated: June 21, 2024

/s/ Jeremy D. Boughton

Jeremy D. Boughton

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.